UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2017, Radisys Corporation (the “Company” or “Radisys”) entered into the First Amendment to the Credit Agreement (the "First Amendment”) with Silicon Valley Bank (“SVB”), as administrative agent, and the other lenders party thereto, which amends the Credit Agreement (the "Credit Agreement") dated September 19, 2016 between Radisys, SVB, as administrative agent, and the other lenders party thereto.

Borrowings under the Credit Agreement are subject to a borrowing base, which is a formula based upon certain eligible accounts receivable plus a non-formula amount if the Company’s Liquidity (as defined in the Credit Agreement) is above $20.0 million in any intraquarter month and $25.0 million for the last month of a fiscal quarter, measured as of the last day of the applicable month. The First Amendment increases the borrowing availability by increasing the non-formula amount to $7.5 million (previously $5 million) and the advance rate attributable to certain foreign accounts receivable eligible under the borrowing base formula. The First Amendment also amended the Credit Agreement to provide for non-formula advances during the last business day of any fiscal quarter, provided that Liquidity on the date of a requested non-formula advance must be greater than or equal to $40 million, the non-formula advance must be repaid on or before the first business day after the applicable fiscal quarter end, and subject to the satisfaction of certain other conditions.
Additionally, the First Amendment adjusted the required minimum Consolidated Adjusted EBITDA (as defined in the First Amendment) that the Company is required to maintain each quarter of fiscal year 2017. The First Amendment also provided that following fiscal year 2017, SVB, as Administrative Agent, and the required lenders under the Credit Agreement will re-set the required minimum Consolidated Adjusted EBITDA levels for the periods tested in fiscal years 2018 and 2019.

The First Amendment of the Credit Agreement also adjusted the rate per annum on or before March 31, 2017 and at any time thereafter when the Consolidated Adjusted EBITDA as measured on a trailing twelve-month basis for the immediately preceding fiscal quarter period is less than the Consolidated Adjusted EBITDA threshold as specified in the Credit Agreement to be as follows:

•	When Availability (as defined in the First Amendment) is 70% or more, the interest rate is the prime rate (as published in Wall Street Journal) plus 0.50%;

•	When Availability is 30% or more and less than 70%, the interest rate is the prime rate plus 0.75%; and

•	When Availability is below 30%, the interest rate is the prime rate plus 1.00%.

After March 31, 2017 if Consolidated Adjusted EBITDA as measured on a trailing twelve-month basis for the immediately preceding fiscal quarter period is equal to or greater than the Consolidated Adjusted EBITDA threshold as specified in the Credit Agreement, the rate per annum will be as follows:

•	When Availability is 70% or more, the interest rate is the prime rate plus 0.25%;

•	When Availability is 30% or more and less than 70%, the interest rate is the prime rate plus 0.50%; and

•	When Availability is below 30%, the interest rate is the prime rate plus 0.75%.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
10.1	First Amendment to the Credit Agreement, dated January 5, 2017, between Radisys Corporation, as borrower, Silicon Valley Bank, as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	January 10, 2017	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to the Credit Agreement, dated January 5, 2017, between Radisys Corporation, as borrower, Silicon Valley Bank, as administrative agent, and the other lenders party thereto.